EXHIBIT 99.b

                     Consolidated Financial Statements
                              Repap USA, Inc.

                        Year ended December 31, 1996

               Report of Ernst & Young LLP, Independent Auditors


The Board of Directors
Repap USA, Inc.


We have audited the accompanying consolidated balance sheet of Repap USA, Inc. (the Company) as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1996, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                                    /s/ ERNST & YOUNG LLP


Milwaukee, Wisconsin
January 14, 1997, except for
Notes 11 and 13, as to which
the date is September 30, 1997

                                 Repap USA, Inc.
                           Consolidated Balance Sheet
                                December 31, 1996
                      (In Thousands, Except Number of Shares)
ASSETS
Current assets:
  Cash                                                              $   3,443
  Accounts receivable, less allowances of $1,781                       31,845
  Accounts receivable from affiliates                                   7,487
  Inventories                                                          80,877
  Other current assets                                                  1,186
Total current assets                                                  124,838
Net property, plant and equipment                                     469,621
Deferred charges and other assets                                      82,278
                                                                    $ 676,737

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                  $  37,684
  Accrued liabilities                                                  24,185
  Accounts payable to affiliates                                        4,976
Total current liabilities                                              66,845

Long-term payables                                                     10,000
Long-term debt                                                        414,609
Deferred income taxes                                                   9,706
Accrued postretirement benefit liability                               13,352

Commitments and contingency (Notes 4 and 11)

Redeemable preferred stock of subsidiary                                6,405
Preferred stock of subsidiary                                          91,574

Shareholders' equity:
  Common Stock, no par value, 300 shares authorized; 105 shares
    issued and outstanding                                            105,661
  Accumulated deficit                                                 (41,415)
Total shareholders' equity                                             64,246
                                                                    $ 676,737

See accompanying notes.


                                 Repap USA, Inc.
                      Consolidated Statement of Operations
                          Year ended December 31, 1996
                                (In Thousands)
Net sales                                                           $ 409,322

Cost of sales excluding depreciation and amortization                 332,663
Depreciation and amortization                                          22,687
Selling, general and administrative expenses                           27,875
Operating profit                                                       26,097

Interest expense                                                       39,035
Amortization of deferred financing costs                                1,692
Other income                                                           (5,211)
Loss before income taxes                                               (9,419)

Income tax benefit                                                     (6,986)
Net loss                                                            $  (2,433)

See accompanying notes.


                               Repap USA, Inc.
                Consolidated Statement of Shareholders' Equity

                                             Additional
                                   Common     Paid-In   Accumulated
                                   Stock      Capital     Deficit     Total
                                               (In Thousands)
Balance, January 1, 1996          $ 105,661   $ 2,783   $(28,749)   $ 79,695
  Dividends on Common Stock            -       (2,783)   ( 9,656)    (12,439)
  Dividends on redeemable
    preferred stock of
    subsidiary                         -         -       (   577)    (   577)
  Net loss                             -         -       ( 2,433)    ( 2,433)
Balance, December 31, 1996        $ 105,661   $  -      $(41,415)   $ 64,246

See accompanying notes.

                                 Repap USA, Inc.
                      Consolidated Statement of Cash Flows
                          Year ended December 31, 1996
                                 (In Thousands)
OPERATING ACTIVITIES
Net loss                                                            $( 2,433)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
    Depreciation and amortization                                     24,379
    Non-cash portion of postretirement benefit expense                   802
    Deferred income taxes                                            ( 7,135)
    Interest income received in form of forward purchase contract    ( 4,886)
    Changes in operating assets and liabilities:
      Accounts receivable                                              8,411
      Inventories                                                      6,221
      Inventory deposits                                               5,669
      Other current assets                                           (   462)
      Accounts payable and accrued liabilities                       (12,979)
Net cash provided by operating activities                             17,587

INVESTING ACTIVITIES
Additions to property, plant and equipment                           (15,738)
Other                                                                ( 1,022)
Net cash used in investing activities                                (16,760)

FINANCING ACTIVITIES
Net borrowings under revolving credit facilities                       1,420
Payments of long-term debt                                            (   26)
Dividends paid on common stock                                       (12,439)
Net cash used in financing activities                                (11,045)

Net decrease in cash                                                 (10,218)
Cash at beginning of year                                             13,661
Cash at end of year                                                 $  3,443

See accompanying notes.


                                  Repap USA, Inc.
                     Notes to Consolidated Financial Statements
                 (In Thousands, Except shares and Per Share Amounts)
                                  December 31, 1996

     1.  SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS

     Repap USA, Inc. (the Company) is a wholly owned subsidiary of Repap Enterprises, Inc. (Repap Enterprises). Through its wholly owned subsidiaries, Repap Wisconsin, Inc. (Repap Wisconsin) and Repap Sales Corporation (Repap Sales), the Company manufactures and distributes coated papers.

     Repap Wisconsin is a producer of high quality grades of recycled coated paper and a complete range of coated paper products. Repap Wisconsin's products are used for magazines, catalogs, brochures, advertising inserts and annual reports. Repap Wisconsin competes with other U.S., Canadian and European producers in all of its product lines. Repap Wisconsin sells its products through Repap Sales on a commission basis, as agent, to end users, third-party merchants and brokerage distributors. Almost all of Repap Wisconsin's products are sold to customers in North America. Repap Wisconsin's annual requirements of softwood and hardwood kraft pulp are supplied by three affiliates, Repap Enterprises and its wholly owned subsidiaries, Repap British Columbia, Inc. Repap British Columbia) and Repap New Brunswick, Inc. (Repap New Brunswick) and by other suppliers that are not affiliated with the Company. In the event that any of its suppliers are unable to meet Repap Wisconsin's demands, the Company believes that adequate alternative suppliers or substitute materials are available.

     BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates.

     INVENTORIES

     Inventories are valued at the lower of cost or market with cost determined on a first-in, first-out basis.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost, including interest and start-up costs related to major assets during construction. Interest and start-up costs are capitalized until the asset is ready for its intended use. Property, plant and equipment are depreciated using straight-line and unit-of-production methods for financial reporting purposes over their estimated useful lives as follows:
                                                      Years
                 Plant and buildings                  12-42
                 Machinery and equipment              10-36

     Accelerated   methods  and   prescribed  lives   are  used   for  reporting
depreciation for income tax purposes.

     DEFERRED CHARGES

     Costs incurred in connection with the procurement of financing are deferred and amortized using the straight-line method over the term of the related financing.

     INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and income tax purposes.

     SUPPLEMENTAL CASH FLOWS INFORMATION

     Interest and income tax payments during 1996 were $40,007 and $149, respectively.

     2.  ADDITIONAL BALANCE SHEET INFORMATION

                                                             December 31
                                                                 1996
     Inventories:
       Finished goods                                          $ 38,158
       Work in process                                            5,416
       Raw materials and supplies                                37,303
                                                               $ 80,877

     Accrued liabilities:
       Payroll and payroll related costs                       $  5,574
       Interest                                                  11,868
       Other                                                      6,743
                                                               $ 24,185

     The Company has forward purchase contracts with Repap British Columbia and Repap Enterprises for the future delivery of pulp, a raw material. Activity with regard to the contracts during 1996 and the remaining balances at December 31, 1996 are as follows:

     Balance, January 1, 1996                                  $ 36,000
      Interest income received in form of additional
       deposits                                                   4,886
      Deliveries                                                 (5,669)
     Balance, December 31, 1996                                $ 35,217

     The forward purchase contracts will be settled at the market price at the time of delivery (less volume discounts and interest based on the delivery dates). The balances under the contracts were scheduled to be delivered during 1996. Because the forward purchase contracts were not settled in 1996, the contracts specify that the Company receives interest income in the form of additional future deliveries. At December 31, 1996, the forward purchase contracts were renegotiated and the remaining balances are scheduled to be delivered through 1998. The Company does not anticipate any deliveries of pulp under the contracts in 1997 and, accordingly, the balance is included in other noncurrent assets in the accompanying consolidated balance sheet. See Notes 7 and 13 for additional information regarding pulp purchases from Repap British Columbia, Repap New Brunswick and Repap Enterprises and realization of the forward purchase contracts.

     3.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at December 31, 1996 consist of the following:

     Land, plant and buildings                                 $  22,098
     Machinery and equipment                                     629,532
                                                                 651,630
     Less accumulated depreciation                              (195,787)
                                                                 455,843
     Construction in progress                                     13,778
                                                               $ 469,621

     4.  LONG-TERM DEBT AND LEASE COMMITMENTS

     Long-term debt at December 31, 1996 consists of the following:

     9-1/4% First Priority Senior Secured Notes                $ 250,000
     9-7/8% Second Priority Senior Secured Notes                 127,000
     Revolving credit facility bearing interest at prime
       plus 3/4% or LIBOR plus 2%                                 37,609
                                                               $ 414,609

     The 9-1/4% First Priority Senior Secured Notes (First Priority Notes) of Repap Wisconsin mature on February 1, 2002, and the 9-7/8% Second Priority Senior Secured Notes (Second Priority Notes) of Repap Wisconsin mature on May 1, 2006.

     The revolving credit facility provides Repap Wisconsin up to $70,000 of availability, matures in March 1998 and requires a commitment fee of .375% per year on the unused portion. Accordingly, borrowings under the revolving credit facility have been classified as long-term debt in the accompanying consolidated balance sheet.

     Substantially all assets of Repap Wisconsin are pledged as security under the First and Second Priority Notes and the revolving credit facility. The indentures for the First and Second Priority Notes include certain covenants related to Repap Wisconsin that limit additional debt; restrict certain payments, including stock redemptions, dividends and other distributions; and limit transactions with affiliates. At December 31, 1996, no amounts were available for restricted payments.

     Future minimum payments under noncancelable operating leases total $31,555 and are due as follows: 1997 - $6,073; 1998 - $5,624; 1999 - $5,322; 2000 -
$4,295; 2001 - $4,235; thereafter - $6,006. Rent expense, including payments under operating leases, was $5,089 in 1996.

     5.  REDEEMABLE PREFERRED STOCK OF SUBSIDIARY

     Repap Wisconsin has authorized 7,000 shares of Class I Preferred Stock, of which 5,758.2 shares are issued and outstanding. Holders of the shares are entitled to receive cumulative annual dividends of $100 per share payable quarterly. Subject to the restrictions of certain debt covenants, Repap Wisconsin is required to redeem, at $1,000 per share plus accrued dividends, 50% of the outstanding shares of Class I Preferred Stock on July 15, 1997 and 100% of the then outstanding shares on July 15, 1998. At December 31, 1996, accrued dividends totaled $647.

     6.  PREFERRED STOCK OF SUBSIDIARY

     Repap Wisconsin has authorized 800 shares of Class III Preferred Stock, of which 432.39 shares are issued and outstanding and held by Repap Enterprises or its affiliates. Holders of Class III Preferred Stock are entitled to noncumulative annual dividends of $10,000 per share, as and when declared by the Board of Directors, subject to restrictions of certain debt covenants. Repap Wisconsin may redeem the shares at $100,000 per share plus accrued dividends, subject to the restrictions of certain debt covenants and provided there are no shares of its Class I Preferred Stock or Class II Preferred Stock (all of which is held by the Company) outstanding.

     In addition, Repap Wisconsin has authorized 700 shares of Class IV Preferred Stock, of which 483.25 shares are issued and outstanding and held by Repap Enterprises or its affiliates. The Class IV Preferred Stock is entitled to noncumulative annual dividends of $10,000 per share, as and when declared by the Board of Directors, subject to restrictions of certain debt covenants. Repap Wisconsin may redeem the shares at $100,000 per share plus accrued dividends, subject to the restrictions of certain debt covenants and provided there are no shares of its Class I Preferred Stock or Class II Preferred Stock (all of which is held by the Company) outstanding.

     7.  RELATED-PARTY TRANSACTIONS

     The following summarizes related-party transactions, in addition to those summarized in previous notes:

                                                                 1996

     Purchases of raw materials and paper from affiliates $ 51,060 Selling, general and administrative expenses
       provided by affiliates                                    13,939
     Commissions on sales of paper for Repap New Brunswick        7,707

     Purchases of raw materials principally consist of purchases of pulp from Repap British Columbia, Repap New Brunswick and Repap Enterprises. The deliveries under the forward purchase contracts discussed in Note 2 are included in these purchases. Purchases from affiliates also include coated paper from Repap New Brunswick primarily to facilitate roll rewinding and returns of coated paper from customers.

     The selling, general and administrative expenses provided by affiliates include charges for services and allocated costs from Repap Enterprises. Repap Enterprises charges the Company a management fee for services including advice and assistance concerning the strategy, planning, operations and financing of the Company. The management fees were $6,050 in 1996.

     Repap Enterprises also incurs various costs and expenses, such as research and development expenses and aircraft expenses, which it allocates to its subsidiaries, including the Company, based on management's assessment of the relative benefits received by the respective subsidiaries for which the expenses were incurred. Management believes that this method of allocation is reasonable. Total allocated costs charged to the Company by Repap Enterprises were $2,062.

     Repap Sales, as the principal sales agent for Repap New Brunswick, receives a commission of 2-1/2% of the sales price of coated paper sold by Repap Sales. These commissions cover expenses relating to the marketing, sale and distribution of coated paper products. In addition, Repap Sales received reimbursement from Repap New Brunswick for marketing - related costs of $446 in 1996.

     8.  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Repap Wisconsin and Repap Sales have three defined benefit postretirement plans that provide benefits to full-time employees who have worked at least five years and attained age 57 while in service with Repap Wisconsin or Repap Sales. One plan provides medical benefits, another provides dental benefits and the third provides life insurance benefits. The medical plan benefits are provided under a traditional indemnity arrangement or under an HMO arrangement, at the participant's option. The medical benefit indemnity arrangement and the dental plan contain cost-sharing features such as deductibles and coinsurance. The life insurance plan is contributory.

     The accumulated postretirement benefit obligation at December 31, 1996 is as follows:

     Retirees                                                    $ 18,295
     Fully eligible active participants                             5,514
     Other active participants                                      2,892
                                                                   26,701
     Unrecognized transition obligation                           (21,271)
     Unrecognized net gain                                          7,922
     Accrued postretirement benefit liability                    $ 13,352

     The net periodic postretirement benefit cost for 1996 includes the following:


     Service cost for benefits earned during the year            $    964
     Interest cost on accumulated postretirement benefit
       obligation                                                   1,844
     Amortization of net gain                                     ( 1,010)
     Amortization of transition obligation                          1,329
                                                                 $  3,127

     The weighted-average annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) for the medical benefit indemnity arrangement is assumed to decrease gradually to 2006 and then remain at that level thereafter. The range of cost trend rates is 8.6% to 5.25% for the medical benefit indemnity arrangement. The cost trend rate for the dental plan is an annual increase of 5.25%. The cost trend rate for the medical benefit HMO arrangement is an annual increase of 5%.

     The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1996, by $3,025, and the aggregate of the service and the interest cost components of net periodic postretirement benefit cost for 1996 by $334.

     The  discount  rate  used  in determining  the  accumulated  postretirement
benefit obligation was 7.5%  at December 31, 1996.   The discount rate used  for
determining the net periodic postretirement benefit cost was 7.5% for 1996.

     9.  MAJOR CUSTOMERS

     Sales to one customer, in which the Company has an investment in preferred stock, were 14% of net sales in 1996. Accounts receivable from this customer were $5,340 at December 31, 1996. Sales to one other customer were 15% of net sales during 1996. Accounts receivable from this customer were $3,953 at December 31, 1996.

     10.  INCOME TAXES

     The income tax benefit on loss before income taxes is composed of the following:

                                                                   1996

     Deferred income tax credit, excluding components
       listed below                                              $  2,963
     Benefit of adjustment to operating loss carryforwards          2,943
     Effect of change in valuation allowance                        1,080
     Income tax benefit                                          $  6,986

     The income tax benefit differs from the amount computed by applying the federal statutory rate of 34% to loss before income taxes as follows:

                                                                   1996

     Income tax benefit at federal statutory rate                $  3,202
     State income taxes, net of federal benefit                       481
     Effect of change in valuation allowance                        1,080
     Benefit of adjustment to operating loss carryforwards          2,943
     Other                                                           (720)
     Income tax benefit                                          $  6,986

     Significant components of the Company's deferred income tax liabilities and assets as of December 31, 1996 are as follows:

     Deferred income tax liabilities:
       Property, plant and equipment                             $ 54,759
       Other                                                        2,245
                                                                   57,004
     Deferred income tax assets:
       Accrued liabilities and other items not currently
         deductible                                                 8,406
       Federal net operating loss carryforwards                    35,868
       Federal general business credit carryforwards                6,669
       Federal alternative minimum tax credit carryforwards         1,413
       State net operating loss carryforwards                         724
       State tax credit carryforwards                               8,879
                                                                   61,959
       Valuation allowance for deferred tax assets                 14,661
                                                                   47,298
     Net deferred income tax liabilities                         $  9,706

     Because of the recent cumulative losses, future income has not been assumed in determining the necessary valuation allowances for the various carryforwards.

     At December 31, 1996, the Company has the following carryforwards for operating losses, general business credits and state tax credits available to reduce future income taxes:

                                             Federal General
                    Net Operating Losses        Business      State Tax
                    Federal         State       Credits        Credits

     Year expires:
         1997      $   9,698       $   -        $   495        $    585
         1998          5,951           -          2,242             735
         1999           -              -          1,683             717
         2000          5,393           -            171             827
         2001         10,551           -            283             868
         2002           -              -              -             682
         2003           -              -             41             788
         2004            657           -            929           1,049
         2005         14,983           -            822           1,006
         2006         19,734           -              2             973
         2007          4,630           -              1             939
         2008         27,347           -              -           1,025
         2009          4,732          6,493           -           1,019
         2010          1,818           -              -             998
         2011           -             6,970           -             993
         2012           -               426           -             249
                   $ 105,494       $ 13,889     $ 6,669        $ 13,453

     The Company also has alternative minimum tax credit carryforwards of $1,413 that are available to reduce future regular federal income taxes.

     11.  CONTINGENCY

     In 1993, Repap Wisconsin entered into an agreement with Wisconsin Electric Power Company (WEPCO) to construct a cogeneration facility adjacent to Repap Wisconsin's mill which would have provided steam for its paper making operations. In late 1993, the Wisconsin Public Service Commission issued an order denying WEPCO's application to construct the cogeneration facility. Since the amount of liability could not be reasonably estimated as of December 31, 1996, the Company has not recorded any estimate at such date. However, at December 31, 1996, the Company was contingently liable for approximately $4.9 million in engineering costs incurred by WEPCO in the event that the related engineering costs could not be recovered by WEPCO through a sale of the equipment owned by WEPCO or in a comparable project in the future. The Company settled this liability with WEPCO in full in September 1997 for $3.0 million.

     12.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996:

                                                 Carrying
                                                  Amount         Fair Value

     Long-term debt(1)                           $ 414,609       $ 424,293
     Redeemable preferred stock of subsidiary        6,405             (2)
     Preferred stock of subsidiary                  91,574             (2)

     (1) The carrying amount of the borrowings under the revolving credit facility approximates their fair value. The fair values of the First and Second Priority Notes are based on quoted market prices.

     (2) The fair values for the redeemable preferred stock of subsidiary and preferred stock of subsidiary held by affiliates are not practicable to estimate because of the lack of quoted market prices.

     13.  SUBSEQUENT EVENTS

     In July 1996, Repap Enterprises engaged investment advisors to explore strategic alternatives available to Repap Enterprises and its subsidiaries to maximize shareholder value.

     On September 30, 1997, Consolidated Papers, Inc. acquired all of the outstanding shares of capital stock of the Company pursuant to a stock purchase agreement between Repap Enterprises and Consolidated Papers, Inc. dated as of August 8, 1997, for $227 million in cash and the assumption of debt and postretirement benefits other than pensions. The purchase price is subject to certain post-closing adjustments based on the September 30, 1997 balance sheet of the Company.

     As discussed in Note 2, the Company's consolidated balance sheet at December 31, 1996 includes forward purchase contracts with Repap British Columbia and Repap Enterprises of $24,722 and $10,495, respectively. On March 3, 1997, Repap Enterprises entered into a Restructuring and Settlement Agreement with certain banks whereby such banks acquired control of Repap British Columbia. The Restructuring and Settlement Agreement provided for the forward purchase contract with Repap British Columbia to continue on the same terms. Repap Enterprises indicated its intention to honor its commitment under its forward purchase contract. However, as of June 30, 1997, both facilities discontinued production of pulp. As reopening of either facility is uncertain, the Company wrote off the forward purchase contracts in the second quarter of 1997.

     In addition, the Company's consolidated balance sheet at December 31, 1996 includes an investment in Repap Enterprises preferred stock of $2,934 and an investment in Repap British Columbia preferred stock of $16,500. In connection with the stock purchase agreement with Consolidated Papers, Inc., Repap Enterprises acquired its outstanding shares of preferred stock from the Company for one dollar. The Company wrote off its investment in Repap British Columbia preferred stock at the time the banks acquired control of Repap British Columbia, as discussed above.

                          Consolidated Balance Sheet
                               Repap USA, Inc.

                              September 30, 1997

                Report of Ernst & Young LLP, Independent Auditors


The Board of Directors
Repap USA, Inc.

We have audited the accompanying consolidated balance sheet of Repap USA, Inc. (the Company) as of September 30, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of the Company at September 30, 1997, in conformity with generally accepted accounting principles.


October 17, 1997                                    ERNST & YOUNG LLP


                               Repap USA, Inc.
                         Consolidated Balance Sheet
                              September 30, 1997
                   (In Thousands, Except Number of Shares)


ASSETS
Current assets:
  Cash                                                              $   7,634
  Accounts receivable, less allowances of $1,261                       39,277
  Accounts receivable from affiliates                                   6,780
  Inventories                                                          56,807
  Other current assets                                                  1,199
Total current assets                                                  111,697

Net property, plant and equipment                                     457,220
Deferred charges and other assets                                      13,282
                                                                    $ 582,199

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Revolving credit facility                                         $  13,671
  Accounts payable                                                     34,068
  Accrued liabilities                                                  24,458
Total current liabilities                                              72,197

Long-term payables                                                     10,000
Long-term debt                                                        377,000
Deferred income taxes                                                   6,023
Accrued postretirement benefit liability                               15,058

Commitments (Note 3)

Redeemable preferred stock of subsidiary                                6,836

Preferred stock of subsidiary                                          91,574

Shareholders' equity:
  Common stock, no par value, 300 shares authorized;
    105 shares issued and outstanding                                 105,661
  Accumulated deficit                                                (102,150)
Total shareholders' equity                                              3,511
                                                                    $ 582,199

See accompanying notes.


                                  Repap USA, Inc.
                         Notes to Consolidated Balance Sheet
                 (In Thousands, Except Share and Per Share Amounts)
                                  September 30, 1997

     1.  SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS

     Repap USA, Inc. (the Company) was a wholly owned subsidiary of Repap Enterprises, Inc. (Repap Enterprises). Through its wholly owned subsidiaries, Repap Wisconsin, Inc. (Repap Wisconsin) and Repap Sales Corporation (Repap Sales), the Company manufactures and distributes coated papers. On September 30, 1997, Consolidated Papers, Inc. acquired all of the outstanding shares of capital stock of the Company pursuant to a stock purchase agreement between Repap Enterprises and Consolidated Papers, Inc. dated as of August 8, 1997. Consolidated Papers, Inc. intends to continue the businesses of the Company under the name Inter Lake Papers, Inc.

     Repap Wisconsin is a producer of high quality grades of recycled coated paper and a complete range of coated paper products. Repap Wisconsin's products are used for magazines, catalogs, brochures, advertising inserts and annual reports. Repap Wisconsin competes with other U.S., Canadian and European producers in all of its product lines. Repap Wisconsin sells its products through Repap Sales on a commission basis, as agent, to end users, third-party merchants and brokerage distributors. Almost all of Repap Wisconsin's products are sold to customers in North America. Combined receivables from two customers totaled $10,977 at September 30, 1997. The Company's accounts receivable generally are unsecured.

     Repap Wisconsin's annual requirements of softwood and hardwood kraft pulp are supplied by certain affiliates, including Repap New Brunswick, Inc. (Repap New Brunswick), a subsidiary of Repap Enterprises, and Repap Enterprises and by other suppliers not affiliated with the Company. In the event that any of its suppliers is unable to meet Repap Wisconsin's demands, the Company believes that adequate alternative suppliers or substitute materials are available.

     BASIS OF PRESENTATION

     The consolidated balance sheet includes the accounts of the Company and its wholly owned subsidiaries.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated balance sheet and notes. Actual results could differ from those estimates.

     INVENTORIES

     Inventories are valued at the lower of cost or market with cost determined on a first-in, first-out basis.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost, including interest and start-up costs related to major assets during construction. Interest and start-up costs are capitalized until the asset is ready for its intended use. Property, plant and equipment are depreciated using straight-line and unit-of-production methods for financial reporting purposes over their estimated useful lives as follows:

                                                      Years

                 Plant and buildings                  12-42
                 Machinery and equipment              10-36

     The straight-line method and prescribed lives are used for reporting depreciation for income tax purposes.

     DEFERRED CHARGES

     Costs incurred in connection with the procurement of financing are deferred and amortized using the straight-line method over the term of the related financing.

     INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and income tax purposes.

     2.  ADDITIONAL BALANCE SHEET INFORMATION
                                                             September 30,
                                                                 1997

     Inventories:
       Finished goods                                          $ 28,118
       Work in process                                            4,387
       Raw materials and supplies                                24,302
                                                               $ 56,807

     Accrued liabilities:
       Payroll and payroll related costs                       $  6,774
       Interest                                                   9,151
       Other                                                      8,533
                                                               $ 24,458

     Property, plant and equipment:
       Land, plant and buildings                              $  29,562
       Machinery and equipment                                  638,582
                                                                668,144
       Less accumulated depreciation                           (212,536)
                                                                455,608
       Construction in progress                                   1,612
                                                              $ 457,220

     3.  LONG-TERM DEBT, REVOLVING CREDIT FACILITY AND LEASE COMMITMENTS

     Long-term debt at September 30, 1997 consists of the following:

     9-1/4% First Priority Senior Secured Notes                $ 250,000
     9-7/8% Second Priority Senior Secured Notes                 127,000
                                                               $ 377,000

     The 9-1/4% First Priority Senior Secured Notes (First Priority Notes) of Repap Wisconsin mature on February 1, 2002, and the 9-7/8% Second Priority Senior Secured Notes (Second Priority Notes) of Repap Wisconsin mature on May 1, 2006.

     Repap Wisconsin has a revolving credit facility that provides up to $70,000 of availability, matures in March 1998 and requires a commitment fee of .375% per year on the unused portion. Borrowings under the revolving credit facility bear interest at prime plus 3/4% or LIBOR plus 2%.

     Substantially all assets of Repap Wisconsin are pledged as security under the First and Second Priority Notes and the revolving credit facility. The indentures for the First and Second Priority Notes include certain covenants that limit additional debt; restrict certain payments, including stock redemptions, dividends and other distributions; and limit transactions with affiliates. At September 30, 1997, no amounts were available for restricted payments.

     Future minimum payments under noncancelable operating leases total $20,619 and are due as follows: three months ended December 31, 1997--$1,312; 1998-- $4,707; 1999--$4,396; 2000--$3,351; 2001--$3,080; 2002--$2,498; thereafter--
$1,275.

     4.  REDEEMABLE PREFERRED STOCK OF SUBSIDIARY

     Repap Wisconsin has authorized 7,000 shares of Class I Preferred Stock, of which 5,758.2 shares are issued and outstanding. The shares are entitled to receive cumulative annual dividends of $100 per share payable quarterly. Subject to the restrictions of certain debt covenants, Repap Wisconsin is required to redeem, at $1,000 per share plus accrued dividends, all outstanding shares of Class I Preferred Stock on July 15, 1998. At September 30, 1997, accrued dividends totaled $1,078.

     5.  PREFERRED STOCK OF SUBSIDIARY

     Repap Wisconsin has authorized 800 shares of Class III Preferred Stock, of which 432.39 shares are issued and outstanding and held by Repap Enterprises or its affiliates. The Class III Preferred Stock is entitled to noncumulative annual dividends of $10,000 per share, as and when declared by the Board of Directors, subject to restrictions of certain debt covenants. Repap Wisconsin may redeem the shares at $100,000 per share plus accrued dividends, subject to the restrictions of certain debt covenants and provided there are no shares of its Class I Preferred Stock or Class II Preferred Stock (all of which is held by the Company) outstanding.

     In addition, Repap Wisconsin has authorized 700 shares of Class IV Preferred Stock, of which 483.25 shares are issued and outstanding and held by Repap Enterprises or its affiliates. The Class IV Preferred Stock is entitled to noncumulative annual dividends of $10,000 per share, as and when declared by the Board of Directors, subject to restrictions of certain debt covenants. Repap Wisconsin may redeem the shares at $100,000 per share plus accrued dividends, subject to the restrictions of certain debt covenants and provided there are no shares of its Class I Preferred Stock or Class II Preferred Stock (all of which is held by the Company) outstanding.

     6.  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Repap Wisconsin and Repap Sales have three defined benefit postretirement plans that provide benefits to full-time employees who have worked at least five years and attained age 57 while in service with Repap Wisconsin or Repap Sales. One plan provides medical benefits, another provides dental benefits and the third provides life insurance benefits. The medical plan benefits are provided under a traditional indemnity arrangement or under an HMO arrangement, at the participant's option. The medical benefit indemnity arrangement and the dental plan contain cost-sharing features such as deductibles and coinsurance. The life insurance plan is contributory.

     The accumulated postretirement benefit obligation at September 30, 1997 is as follows:


     Retirees                                                    $ 18,513
     Fully eligible active participants                             6,751
     Other active participants                                      2,299
                                                                   27,563
     Unrecognized transition obligation                           (20,274)
     Unrecognized net gain                                          7,769
     Accrued postretirement benefit liability                    $ 15,058

     The weighted-average annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) for the medical benefit indemnity arrangement is assumed to decrease gradually to 2006 and then remain at that level thereafter. The range of cost trend rates is 7.7% to 5.25% for the medical benefit indemnity arrangement. The cost trend rate for the dental plan is an annual increase of 5.25% per year. The cost trend rate for the medical benefit HMO arrangement is an annual increase of 5% per year.

     The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligation as of September 30, 1997, by $2,513.

     The discount rate used in determining the accumulated postretirement benefit obligation was 7.5% at September 30, 1997.

     7.  INCOME TAXES

     Significant components of the Company's deferred income tax liabilities and assets as of September 30, 1997, are as follows:


     Deferred income tax liabilities:
       Property, plant and equipment                             $ 58,270
       Other                                                        1,924
                                                                   60,194
     Deferred income tax assets:
       Accrued liabilities and other items not currently
         deductible                                                 8,197
       Federal net operating loss carryforwards                    50,337
       Federal general business credit carryforwards                6,174
       Federal alternative minimum tax credit carryforwards         1,413
       State net operating loss carryforwards                       3,078
       State tax credit carryforwards                               9,071
                                                                   78,270
       Valuation allowance for deferred tax assets                 24,099
                                                                   54,171
     Net deferred income tax liabilities                         $  6,023

     Because of the recent cumulative losses, future income has not been assumed in determining the necessary valuation allowances for the various carryforwards.

     At September 30, 1997, the Company has the following carryforwards for operating losses, general business credits and state tax credits available to reduce future income taxes:

                                             Federal General
                    Net Operating Losses        Business      State Tax
                    Federal         State       Credits        Credits
     Year expires:
         1998      $   9,698       $   -        $ 2,242        $    735
         1999          5,951           -          1,683             717
         2000           -              -            171             827
         2001          5,393           -            283             868
         2002         10,549           -           -                682
         2003           -              -             41             788
         2004           -              -            929           1,049
         2005            657           -            822           1,006
         2006         14,983           -              2             973
         2007         19,734           -              1             939
         2008          4,630           -              -           1,025
         2009         27,347          6,630           -           1,019
         2010           -              -              -             998
         2011          4,667          5,709           -             993
         2012         44,442         46,691           -           1,125
                   $ 148,051       $ 59,030     $ 6,174        $ 13,744


     The Company also has alternative minimum tax credit carryforwards of $1,413 that are available to reduce future regular federal income taxes.

     8.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at September 30, 1997:

                                                 Carrying
                                                  Amount        Fair Value

     Long-term debt(1)                           $ 390,671      $ 411,468
     Redeemable preferred stock of subsidiary        6,836             (2)
     Preferred stock of subsidiary                  91,574             (2)

     (1) The carrying amount of the borrowings under the revolving credit facility approximates their fair value. The fair values of the First and Second Priority Notes are based on quoted market prices.

     (2) The fair values for the redeemable preferred stock of subsidiary and preferred stock of subsidiary held by affiliates are not practicable to estimate because of the lack of quoted market prices.